                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 23, 1996
                Date of Report (Date of earliest event reported)


                         INDIANA MICHIGAN POWER COMPANY
             (Exact name of registrant as specified in its charter)


     Indiana                         1-3570             35-0410455
(State or other jurisdiction of    (Commission        (I.R.S. employer
incorporation or organization)     file number)      identification no.)

                                One Summit Square
                            Fort Wayne, Indiana 46801
          (Address of principal executive offices, including zip code)

                                 (219) 425-2111
              (Registrant's telephone number, including area code)


ITEM 5.     Other Events

During the audit of Indiana Michigan Power Company's ("I&M") consolidated Federal income tax returns for the years 1991 through 1993, Internal Revenue Service ("IRS") agents requested a ruling from their National Office that certain interest deductions related to corporate owned life insurance claimed by I&M for these years should be disallowed. On December 23, 1996, I&M filed a brief with the National Office of the IRS refuting the agents' position. Although adjustments have not been proposed, a disallowance of these interest deductions through December 31, 1996 would have an adverse effect on earnings of approximately $51 million (including interest). I&M believes it will ultimately prevail on this issue and would vigorously contest any adjustments which may be assessed. Accordingly, I&M has not recorded any amounts with respect to such matters.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     INDIANA MICHIGAN POWER COMPANY
                                           (Registrant)

                                        /s/ A. A. Pena
                                     A. A. Pena, Treasurer
Dated:  January 21, 1997